SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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               Date of Report (Date of earliest event reported):
                      November 1, 2004 (October 29, 2004)

                              FEDDERS CORPORATION
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                       1-8831                   22-2572390
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
      of Incorporation)                                      Identification No.)


                             505 Martinsville Road
                     Liberty Corner, New Jersey 07938-0813
             (Address of Principal Executive Offices and Zip Code)


                                 (908) 604-8686
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.02  Results of Operations and Financial Condition

         On November 1, 2004, Fedders Corporation (the "Company") announced its third quarter 2004 results. The press release is furnished as Exhibit 99.1.


Item 4.02 Non-Reliance on Previously Issued Financial Statement or a Related Audit Report or Completed Interim Review

         On October 29, 2004, the management of Fedders Corporation, determined that, based on a sales agreement the Company entered into with its second largest customer for the upcoming 2005 season that includes a provision for the temporary return of certain unsold inventory of room air conditioners shipped in the second quarter of 2004, with subsequent re-sale of the product in 2005, the Company should restate prior quarter sales to reflect end of season returns. The returns resulted from extremely poor weather conditions during 2004 in key markets. Although the agreement was made in the third quarter and the products had been purchased and paid for in the second quarter, the Company determined that it may be appropriate to amend its previously filed Form 10-Q(s).

         On November 1, 2004, the Company's management discussed with the Company's Audit Committee and external auditors, Deloitte & Touche LLP, the foregoing matters. Until the review of this matter is completed, the Company will not be able to reach a definitive conclusion with respect to a restatement. This conclusion will also be subject to review by the Company's external auditors.


ITEM 9.01. Financial Statements and Exhibits.

(c)  Exhibits: 99.1 - Press Release dated November 1, 2004.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                FEDDERS CORPORATION

                                                By:/s/ Kent E. Hansen
                                                   ---------------------------
                                                   Kent E. Hansen
                                                   Executive Vice President
                                                   and Secretary

Dated:  November 1, 2004